EXHIBIT 99.1

May 9, 2017
Centrus Reports First Quarter 2017 Results

•	Net income of $7.6 million from gains on early extinguishment of long-term debt

•	Debt securities exchange completed in the first quarter reduced the face amount of outstanding long-term debt by more than 50 percent

•	Regained compliance with NYSE MKT listing standards

•	Reaffirming annual outlook of $200-225 million in revenue and $150-175 million cash balance for year-end 2017

BETHESDA, Md. - Centrus Energy Corp. (NYSE MKT: LEU) today reported net income of $7.6 million or $0.73 per common share (basic) and $0.72 per common share (diluted) for the quarter ended March 31, 2017, compared to a net loss of $14.6 million or $1.60 per basic and diluted share for the first quarter of 2016. The company remains on track to meet its annual guidance for nuclear fuel segment revenue, total revenue, and year-end cash balance.
“This has been an important quarter for the company. During the past three months, we substantially reduced our long-term debt through our notes exchange, resolved our outstanding issues with the PBGC, and continued to develop opportunities to support the future growth of the company,” said Daniel B. Poneman, Centrus president and chief executive officer. “As anticipated, we had a slow quarter in our nuclear fuel segment because most of our contracted annual deliveries are expected during the fourth quarter of this year. We remain on track to achieve our revenue guidance for the year.”
Revenue and Cost of Sales
Centrus’ annual revenue in the LEU segment comes from long-term contracts that generally obligate customers to an annual purchase commitment, but give the customers flexibility to determine the delivery date within a given year. Revenue is recognized at the time LEU or uranium is delivered under the terms of customer contracts. As the Company noted in its recent 10-K filing and annual guidance, Centrus expects that more than two-thirds of annual revenue will be booked during the fourth quarter of 2017 based on the timing of contracted deliveries during the year, similar to 2016. Accordingly, revenue for the first quarter of 2017 totaled $7.2 million, a decline of $82.8 million, or 92 percent, from the same period in 2016 when more customers elected to take their deliveries earlier in the year. In addition, SWU and uranium volumes delivered are expected to decline in 2017 compared to 2016. Centrus reaffirms its annual guidance for LEU revenues in the range of $175 million to $200 million and total revenues in the range of $200 to $225 million.
Revenue from the contract services segment was $6.4 million in the first quarter of 2017, a decline of $10.0 million compared to the corresponding period in 2016. Contract services revenue in the first quarter of 2016 included $8.1 million for work performed and expensed in the previous quarter prior to the signing of the contract. In addition, the reduced scope of work under the current contract resulted in a decline in contract services revenue of $1.8 million in the first quarter of 2017 compared to the corresponding period in 2016.

Cost of sales for the first quarter of 2017 totaled $9.7 million, a decline of $64.5 million, or 87 percent, compared to the 2016 period. Cost of sales for the LEU segment totaled $2.3 million for the first quarter and includes costs related to benefits for former employees of the Paducah and Portsmouth Gaseous Diffusion Plants and inventory storage costs totaling $2.0 million in the three months ended March 31, 2017, and $4.0 million in the corresponding period in 2016. Cost of sales for the contract services segment declined $1.3 million in the three months ended March 31, 2017, compared to the corresponding period in 2016, due to the reduced scope of contract work.
Gross Loss
Centrus realized a gross loss of $2.5 million in the three months ended March 31, 2017, a decline of $18.3 million compared to the gross profit of $15.8 million in the corresponding period in 2016. The Company realized a decline in gross profit of $9.6 million for the LEU segment due to the decline in sales volume. The gross loss of $1.5 million for the LEU segment reflects the legacy costs and inventory storage costs of $2.0 million described above.
Gross profit for the contract services segment declined $8.7 million in the three months ended March 31, 2017, due to $8.1 million of profit in the corresponding period in 2016 for work performed and expensed in the fourth quarter of 2015 prior to the signing of the contract. Centrus realized a gross loss of $1.0 million for the contract services segment in the three months ended March 31, 2017, due to the timing of costs incurred and the allocation of indirect corporate costs, which are not fully recoverable from the revenue under the contract with UT-Battelle.
Advanced Technology License and Decommissioning Costs
Advanced technology license and decommissioning costs consist of American Centrifuge expenses that are outside of the contracts with UT-Battelle, including ongoing costs to maintain the demobilized Piketon facility and the Company’s U.S. Nuclear Regulatory Commission licenses at that location. Costs declined $5.9 million, or 49 percent, in the three months ended March 31, 2017, compared to the corresponding period in 2016. Costs in the prior period included demobilization costs in preparation for the decontamination and decommissioning (D&D) of the Piketon demonstration facility, which commenced in the second quarter of 2016.
In the three months ended March 31, 2017, D&D costs of $3.7 million were charged against the accrued D&D liability. The D&D work is expected to extend through 2017 and be substantially completed by year-end. As of March 31, 2017, the Company has accrued $34.9 million for the estimated fair value of the remaining costs to complete the D&D work.
SG&A and Special Charges
Selling, general and administrative (SG&A) expenses increased $1.0 million, or 9 percent in the three months ended March 31, 2017, compared to the corresponding period in 2016, of which $0.4 million is attributable to increased consulting costs. Special charges in the three months ended March 31, 2017, included estimated employee termination benefits of $0.8 million and advisory costs of $1.6 million related to the Company’s project to align its corporate structure to the scale of its ongoing business operations and to update related information technology.

Gain on Early Extinguishment of Debt
In the three months ended March 31, 2017, the Company recognized a gain of $33.6 million related to the exchange of securities and cash on February 14, 2017, which is net of transaction costs of $9.0 million and previously deferred issuance costs related to the 8% PIK Toggle Notes of $0.4 million. Based on the success of the exchange and prior note repurchase last year, Centrus has reduced the total principal amount of debt outstanding by $143 million, a 58 percent reduction compared to December 31, 2015. Under the accounting rules, the carrying value of the new debt includes the principal amount of debt as well as future interest obligations of $61.5 million. As a result, no interest expense will be recognized for future interest payments on the new notes.
Cash Flow
Centrus ended the first quarter of 2017 with a consolidated cash balance of $151.7 million. The net reduction of $59.5 million in the SWU purchase payables balance, due to the timing of purchase deliveries, was a significant use of cash in the three months ended March 31, 2017. Other uses of cash are reflected in the reduction of accounts payable and other liabilities of $18.4 million, as well as the $27.6 million paid to noteholders in the notes exchange. Sources of cash included the decline of accounts receivable of $23.0 million due to collections from customers in the three-month period. The operating loss of $23.6 million in the three months ended March 31, 2017, net of non-cash expenses, was a use of cash.
Regained Compliance with NYSE MKT
On April 28, 2017, Centrus received notification from the NYSE MKT LLC that the Company had regained compliance with the NYSE MKT’s continued listing standards. In accordance with NYSE MKT regulations, Centrus will be subject to a 12-month follow-up review period to ensure that the Company does not fall below any of the NYSE MKT’s continued listing standards.
2017 Outlook
Centrus reaffirms its prior guidance that the Company anticipates SWU and uranium revenue in 2017 in a range of $175 million to $200 million, reflecting an expected decline in SWU and uranium volumes delivered compared to 2016. The Company anticipates total revenue in a range of $200 million to $225 million. Centrus’ revenues continue to be most heavily weighted to the fourth quarter, and the Company expects more than two-thirds of annual revenue in the fourth quarter of 2017. Centrus expects to end 2017 with a cash and cash equivalents balance in a range of $150 million to $175 million.
The Company’s financial guidance is subject to a number of assumptions and uncertainties that could affect results either positively or negatively. Variations from these expectations could cause differences between this guidance and the ultimate results. Among the factors that could affect the Company’s results are:

•	Additional short-term purchases or sales of SWU and uranium;

•	Timing of customer orders, related deliveries, and purchases of LEU or components;

•	The outcome of legal proceedings and other contingencies;

•
Execution and funding of a new agreement with UT-Battelle, the operator of ORNL, for the continuation of American Centrifuge development and testing activities in Oak Ridge following the expiration of the agreement on September 30, 2017;

•	Potential use of cash for strategic initiatives; and

•	Additional costs for decontamination and decommissioning of the Company’s facility in Ohio.

About Centrus Energy Corp.
Centrus Energy Corp. is a trusted supplier of enriched uranium fuel for commercial nuclear power plants in the United States and around the world. Our mission is to provide reliable and competitive fuel goods and services to meet the needs of our customers, consistent with the highest levels of integrity, safety, and security.
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Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, risks and uncertainties related to the adoption of fresh start accounting; risks related to our significant long-term liabilities, including material unfunded defined benefit pension plan obligations and postretirement health and life benefit obligations; risks relating to our outstanding 8.0% paid-in-kind (“PIK”) toggle notes (the “PIK Toggle Notes”) maturing in September 2019, our 8.25% notes due 2027 and our Series B Senior Preferred Stock , including the potential termination of the guarantee by United States Enrichment Corporation (“Enrichment Corp.”) of the PIK Toggle Notes; risks related to the limited trading markets in our securities; risks related to our ability to maintain the listing of our common stock on the NYSE MKT LLC; the impact and potential extended duration of the current supply/demand imbalance in the market for low-enriched uranium (“LEU”); our dependence on others for deliveries of LEU including deliveries from the Russian government entity Joint Stock Company “TENEX” (“TENEX”) under a commercial supply agreement with TENEX (the “Russian Supply Agreement”); risks related to our ability to sell the LEU we procure pursuant to our purchase obligations under our supply agreements including the Russian Supply Agreement; risks relating to our sales order book, including uncertainty concerning customer actions under current contracts and in future contracting due to market conditions and lack of current production capability; risks associated with our reliance on third-party suppliers to provide essential services to us; pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; movement and timing of customer orders; risks related to trade barriers and contract terms that limit our ability to deliver LEU to customers; risks related to actions that may be taken by the U.S. government, the Russian government or other governments that could affect our ability or the ability of our sources of supply to perform under their contract obligations to us, including the imposition of sanctions, restrictions or other requirements; the impact of government regulation including by the U.S. Department of Energy and the U.S. Nuclear Regulatory Commission; risks and uncertainties regarding funding for the American Centrifuge project and our ability to perform under our agreement with UT-Battelle, LLC, the management and operating contractor for Oak Ridge National Laboratory, for continued research and development of the American Centrifuge technology; the potential for further demobilization or termination of the American Centrifuge project; risks related to the current demobilization of portions of the American Centrifuge project, including risks that the schedule could be delayed and costs could be higher than expected; potential strategic transactions, which could be difficult to implement, disrupt our business or change our business profile significantly; the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); the competitive environment for our products and services; changes in the nuclear energy industry; the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; revenue and operating results can fluctuate significantly from quarter to quarter, and in some cases, year to year; and other risks and uncertainties discussed in this and our other filings with the Securities and Exchange Commission.
Contacts:
Investors:     Don Hatcher (301) 564-3460
Media:        Jeremy Derryberry (301) 564-3392

CENTRUS ENERGY CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except share and per share data)

	Three Months Ended March 31,
	2017	2016
Revenue:
Separative work units	$0.8	$59.3
Uranium	—	14.3
Contract services	6.4	16.4
Total revenue	7.2	90.0
Cost of Sales:
Separative work units and uranium	2.3	65.5
Contract services	7.4	8.7
Total cost of sales	9.7	74.2
Gross profit (loss)	(2.5)	15.8
Advanced technology license and decommissioning costs	6.1	12.0
Selling, general and administrative	12.4	11.4
Amortization of intangible assets	1.2	3.2
Special charges for workforce reductions and advisory costs	2.4	—
Gains on sales of assets	(1.0)	(0.3)
Operating loss	(23.6)	(10.5)
Gain on early extinguishment of debt	(33.6)	—
Interest expense	2.9	5.0
Investment income	(0.3)	(0.3)
Income (loss) before income taxes	7.4	(15.2)
Income tax benefit	(0.2)	(0.6)
Net income (loss)	7.6	(14.6)
Preferred stock dividends - undeclared and cumulative	1.0	—
Net income (loss) allocable to common stockholders	$6.6	$(14.6)

Net income (loss) per common share:
– Basic	$0.73	$(1.60)
– Diluted	$0.72	$(1.60)
Average number of common shares outstanding (in thousands):
– Basic	9,063	9,063
– Diluted	9,174	9,063

CENTRUS ENERGY CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except share and per share data)

	March 31, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$151.7	$260.7
Accounts receivable	5.8	19.9
Inventories	143.6	177.4
Deferred costs associated with deferred revenue	89.0	89.3
Other current assets	14.7	13.3
Total current assets	404.8	560.6
Property, plant and equipment, net	5.6	6.0
Deposits for surety bonds	29.6	29.5
Intangible assets, net	92.1	93.3
Other long-term assets	15.5	24.1
Total assets	$547.6	$713.5

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$46.8	$46.4
Payables under SWU purchase agreements	0.1	59.6
Inventories owed to customers and suppliers	22.8	57.5
Deferred revenue	123.3	123.6
Decontamination and decommissioning obligations	34.9	38.6
Total current liabilities	227.9	325.7
Long-term debt	159.8	234.1
Postretirement health and life benefit obligations	169.4	171.3
Pension benefit liabilities	178.6	179.9
Other long-term liabilities	35.8	38.6
Total liabilities	771.5	949.6
Commitments and contingencies
Stockholders’ deficit
Preferred stock, par value $1.00 per share, 20,000,000 shares authorized
Series A Participating Cumulative Preferred Stock, none issued	—	—
Series B Senior Preferred Stock, 7.5% cumulative, 104,574 shares issued and outstanding and an aggregate liquidation preference of $105.6 million at March 31, 2017	4.6	—
Class A Common Stock, par value $0.10 per share, 70,000,000 shares authorized, 7,563,600 shares issued and outstanding at March 31, 2017 and December 31, 2016	0.8	0.8
Class B Common Stock, par value $0.10 per share, 30,000,000 shares authorized, 1,436,400 shares issued and outstanding at March 31, 2017 and December 31, 2016	0.1	0.1
Excess of capital over par value	59.6	59.5
Accumulated deficit	(289.1)	(296.7)
Accumulated other comprehensive income, net of tax	0.1	0.2
Total stockholders’ deficit	(223.9)	(236.1)
Total liabilities and stockholders’ deficit	$547.6	$713.5

CENTRUS ENERGY CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

	Three Months Ended March 31,
	2017	2016
Operating Activities
Net income (loss)	$7.6	$(14.6)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	1.4	3.6
PIK interest on paid-in-kind toggle notes	0.8	3.4
Gain on early extinguishment of debt	(33.6)	—
Gain on sales of assets	(1.0)	(0.3)
Inventory valuation adjustments	—	0.5
Changes in operating assets and liabilities:
Accounts receivable	23.0	(29.4)
Inventories, net	(0.9)	48.5
Payables under SWU purchase agreements	(59.5)	(61.0)
Deferred revenue, net of deferred costs	—	4.2
Accounts payable and other liabilities	(18.4)	(9.8)
Other, net	(1.4)	—
Cash used in operating activities	(82.0)	(54.9)

Investing Activities
Proceeds from sales of assets	0.6	0.6
Cash provided by investing activities	0.6	0.6

Financing Activities
Repurchase of debt	(27.6)	—
Cash used in financing activities	(27.6)	—

Decrease in cash and cash equivalents	(109.0)	(54.3)
Cash and cash equivalents at beginning of period	260.7	234.0
Cash and cash equivalents at end of period	$151.7	$179.7

Supplemental cash flow information:
Interest paid in cash	$0.4	$3.1
Non-cash activities:
Conversion of interest payable-in-kind to long-term debt	$0.8	$3.4